                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              Rockford Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

            Arizona                                              86-0394353
-------------------------------                              -------------------
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

546 South Rockford Drive, Tempe, Arizona                            85281
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)

                   Rockford Corporation 1994 Stock Option Plan
                   Rockford Corporation 1997 Stock Option Plan
             Rockford Corporation 1999 Employee Stock Purchase Plan
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                            (Full Title of the Plan)

                                 W. Gary Suttle
                              Rockford Corporation
                            546 South Rockford Drive
                              Tempe, Arizona 85281

                                 With a copy to:

                                   Kevin Olson
                              Steptoe & Johnson LLP
                         40 N. Central Ave., Suite 2400
                             Phoenix, Arizona 85004
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                     (Name and Address of Agent for Service)

                        (480) 967-3565 or (800) 366-2349
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          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

   Title of Each                           Proposed         Proposed
     Class Of                               Maximum          Maximum
    Securities            Amount           Offering         Aggregate       Amount Of
       To Be               To Be             Price          Offering      Registration
    Registered          Registered       Per Unit (1)         Price            Fee
    ----------          ----------       ------------         -----            ---
Common Stock par         2,416,816          $5.25          $12,688,284      $3,349.70
value $0.01 per share

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Exchange Act of 1933 on the basis of the average of the high and low prices for shares of Common Stock on October 16, 2000.

            Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans (the "Plans") listed above.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This registration statement omits the information specified in Part I of Form S-8, as permitted by Rule 428 under the Securities Act.

         We will deliver the documents containing the information specified in
Part I to our employees as required by Form S-8 and Rule 428(b). We are not filing the documents as part of this registration statement or as prospectus or prospectus supplements pursuant to Rule 424 under the Securities Act. The documents, and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Pursuant to General Instruction C of Form S-8 we have filed with this Registration Statement a Reoffer Prospectus meeting the requirements of Part I of Form S-3 and relating to the reoffer by certain individuals of shares of our common stock acquired pursuant to the exercise of options granted under our 1994 and 1997 Stock Option Plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into, and are part of, this Registration Statement:

         (a) our Registration Statement on Form S-1 (file no. 333-79285) filed pursuant to the Securities Act of 1933 as declared effective on April 19, 2000;

         (b) our Prospectus dated April 20, 2000, filed pursuant to Rule 424(b)(1);

         (c)      our quarterly reports on form 10-Q:

                  - for the period ending March 31, 2000, filed on May 31, 2000; and

                  - for the period ending June 30, 2000 filed on August 11, 2000; and

         (e) all documents that we file pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, from their date of filing, except that incorporation of these documents will cease when we file a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or de-registering all securities then remaining unsold.

         While the offering under this Registration Statement continues, all of the documents enumerated above shall cease to be incorporated by reference in, or be a part of, this Registration Statement after we file our Annual Report on Form 10-K covering the year in which they were filed.

         The description of our capital stock contained in our Registration Statement on Form 8-A filed on June 29, 1999, with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 is hereby incorporated by reference into, and is part of, this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation limit, to the maximum extent permitted by Arizona law, the liability of our directors for monetary damages arising from a breach of their duties as directors. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         Our articles of incorporation require us to indemnify our directors and officers, to the maximum extent permitted by Arizona law, against liability arising against them for acts or omissions within the scope of their authority as directors or officers. Indemnification is prohibited if our board of directors finds that the person's action or omission was willful, grossly negligent, or with fraudulent or criminal intent, or for liabilities under the Securities Act of 1933. Under Arizona law, we may indemnify a director or officer against liability incurred on account of service to us, if the director or officer:

         -        conducted himself or herself in good faith;

         - reasonably believed that his or her conduct (a) if in an official capacity, was in our best interests or (b) if in any other capacity, was not opposed to our best interests;

         - in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

         -        did not improperly receive personal benefit.

         We have also entered into indemnification agreements with each of our directors. These agreements generally obligate us to indemnify them for liability incurred by them as a result of their services as directors, unless
(a) their liability arises as a result of their fraud, deliberate dishonesty or willful misconduct or (b) Arizona law prohibits indemnification. We currently maintain liability insurance for our directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         We issued the shares of our Common Stock covered by the Reoffer Prospectus under our 1994 and 1997 Stock Option Plans. The issuance of those shares was exempt from registration pursuant to Rule 701 of the Securities Act of 1933.

ITEM 8.  EXHIBITS.

4.1      Reoffer Prospectus

4.2      1994 Stock Option Plan

4.3      1997 Stock Option Plan

4.4      Employee Stock Purchase Plan, as amended, dated September 1, 1999

4.5 Forms of 1994 Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement

4.6 Forms of 1997 Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement

5        Opinion of Steptoe & Johnson LLP

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Steptoe & Johnson LLP (included as part of Exhibit 5)

24       Power of Attorney (included on signature page of Form S-8)


ITEM 9.  UNDERTAKINGS.

(a)      We hereby undertake:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 17, 2000.

                                   ROCKFORD CORPORATION

                                   By: /s/ W. Gary Suttle
                                       -----------------------------------------
                                           W. Gary Suttle
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints W. Gary Suttle and James M. Thomson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the dates indicated.

         Name                                        Title                                       Date

/s/      W. Gary Suttle                     President, Chief Executive                           October 12, 2000
------------------------------------        Officer, Treasurer and Director
         W. Gary Suttle                     (Principal Executive Officer)

/s/      James M. Thomson                   Vice President of Finance and                        October 12, 2000
------------------------------------        Chief Financial Officer, Secretary
         James M. Thomson                   (Principal Financial Officer)

/s/      D. Lynn Thrower                    Corporate Controller                                 October 12, 2000
------------------------------------        (Principal Accounting Officer)
         D. Lynn Thrower

/s/      Jerry E. Goldress                  Director                                             October 12, 2000
------------------------------------
         Jerry E. Goldress

/s/      Timothy C. Bartol                  Director                                             October 12, 2000
------------------------------------
         Timothy C. Bartol

/s/      Nicholas G. Bartol                 Director                                             October 12, 2000
------------------------------------
         Nicholas G. Bartol

/s/      Ralph B. Godfrey                   Director                                             October 13, 2000
------------------------------------
         Ralph B. Godfrey

/s/      John P. Lloyd                      Director                                             October 12, 2000
------------------------------------
         John P. Lloyd

                                  EXHIBIT INDEX


Exhibit Number      Description of Document
--------------      -----------------------
4.1                 Reoffer Prospectus

4.2                 1994 Stock Option Plan

4.3                 1997 Stock Option Plan

4.4                 Employee Stock Purchase Plan, as amended, dated September 1, 1999

4.5                 Forms of 1994 Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement

4.6                 Forms of 1997 Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement

5                   Opinion of Steptoe & Johnson LLP

23.1                Consent of Ernst & Young LLP, Independent Auditors

23.2                Consent of Steptoe & Johnson LLP (included as part of Exhibit 5)

24                  Power of Attorney (included on signature page of Form S-8)

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